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                                                                    EXHIBIT 10.5

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                         RESTRICTED SHARE UNIT AGREEMENT
                                   (DIRECTOR)

     This RESTRICTED SHARE UNIT AGREEMENT (this "Agreement") is made and entered into as of the ___ day of __________, 20___ (the "Grant Date"), between Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Company"), and [DIRECTOR], (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's 2006 Equity and Incentive Plan (the "Plan").

     WHEREAS, the Company has adopted the Plan, which permits the issuance of Restricted Share Units; and

     WHEREAS, the Board has determined to issue a portion of Grantee's retainers for services as a director of the Company (a "Director") in the form of a Restricted Share Unit award;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Restricted Share Unit Award.

          (a) The Company hereby grants to the Grantee an award ("Award") of _________ Restricted Share Units ("RSUs") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

          (b) The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution.

     2. Vesting and Payment.

          (a) This Award shall vest in its entirety immediately upon issuance.

          (b) At the time of Grantee's termination of service as a Director, Grantee shall be entitled to payment in respect of all RSUs covered by the Award that are then vested. Subject to the provisions of the Plan, such payment shall be made through the issuance to the Grantee, as promptly as practicable following such termination of service (or to the executors or administrators of Grantee's estate, as promptly as practicable after the Company's receipt of notification of Grantee's death, as the case may be), of a stock certificate for a number of Shares equal to the number of vested RSUs covered by this Award. For purposes of this Agreement, unless otherwise determined by

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the Board, the services of a Director to the Board shall be deemed to terminate immediately prior to any Change in Control of the Company.

     3. Dividend Rights. The Grantee shall receive dividend rights in respect of any vested RSUs covered by this Award at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Grantee as a stockholder in respect of a number of Shares equal to the number of vested RSUs then credited to Grantee hereunder. Any such dividend right shall be paid in accordance with the Company's payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend rights shall be paid under any circumstances in respect of RSUs that are not yet vested.

     4. No Right to Continued Service. This Agreement shall not be construed as giving Grantee the right to continue to service as a director of the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate may at any time dismiss Grantee from service as a director, free from any liability or any claim under the Plan.

     5. Adjustments. The Board may make adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     6. Amendment to Award. Subject to the restrictions contained in the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

     7. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

     8. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the


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applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

     9. Notices. All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

     To the Company:   Bright Horizons Family Solutions, Inc.
                       200 Talcott Avenue South
                       Watertown, Massachusetts 02472
                       Attn: General Counsel

     To the Grantee:   The address then maintained with respect to the Grantee
                       in the Company's records.

     10. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

     11. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

     12. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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     IN WITNESS WHEREOF, the parties have caused this Restricted Share Award
Agreement to be duly executed effective as of the day and year first above written.

                                        BRIGHT HORIZONS FAMILY SOLUTIONS, INC.


                                        By:
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                                        GRANTEE:

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                                        Please Print


                                        GRANTEE:


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                                        Signature


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